Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-83618 on Form S-3D Highlands Bankshares, Inc. of our report dated April 13, 2010 related to the consolidated balance sheets of Highlands Bankshares, Inc. and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2009. Such report is included in the Highlands Bankshares, Inc. and Subsidiary 2009 Annual Report to Stockholders, which is filed as exhibit 13.1 to Form 10-K for the year ended December 31, 2009.

                                              CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, West Virginia
April 13, 2010